Exhibit 3.15

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE
Certified Copy
April 27, 2011

Job Number:	C20110427-2499
Reference Number:	00003095868-09
Expedite:
Through Date:
The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070670395-19	Articles of Organization	1 Pages/1 Copies

Respectfully,
/s/ ROSS MILLER
ROSS MILLER Secretary of State
Certified By: Joann Larson Certificate Number: C20110427-2499 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State
206 North Carson Street Carson City, Nevada 59701-4299 (775) 634 5708
Website: secretaryofstate.biz
Filed in the office Ross miller secretary of State State of Nevada Document Number 20070670395-19 Filing Date and Time 10/01/2007 3:08 PM Entity Number E0684032007-0
Articles of Organization Limited-liability Company (pursuant to NRS 88)
Use Black ink only – don not highlight
ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Limited Liability Company: must contain approved limited-liability company wording see instructions) Funds Cash Solutions, LLC Check box if a Series Limited-Liability Company
2. Resident Agent Name and street address: (must be a Nevada address where process may be served)
The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 (MANDATORY) Physical Street Address
3. Dissolution Date: (optional: see instructions instructions) Latest date upon which the company is to dissolve (If Constance is not perverts): Latest date upon which the company is to dissolve (If consistence is not perpetual)
4. Management: Company shall be managed by Manager(s) OR Members (check only one box)
5. Name and Address of each Manager or Managing Member attach additional once if more than 3 Payment, Inc. Name 40 Burton Hills Blvd, Suite 415 Nashville TN 37215 Address City State Zip Code Name Address City State Zip code Name Address City State Zip Code
6. Name Address and Signature of Organize (attach additional page if more that 1. J. Kevin Kidd Name Signature 511 Union Street, Suite 2700 Nastrillo TN 32719
Address City State Zip Code
7. Certificate of Acutance of Appointment of Resident Agent: I hereby accept appointment as Resident Agent for the above named limited-liability Company
Authorized Signature of R.A. or On Behalf of R.A. Company Date
This form must be accompanied by appropriate fees
Michael E. Jones Assistant Secretary